PLEDGE OF STOCK AGREEMENT

         This PLEDGE OF STOCK AGREEMENT (hereinafter referred to as the "Pledge Agreement"), is entered into as of October 26, 2005, by MAVERICK OIL AND GAS, INC. (the "Pledgor" or "Borrower").

                                   IN FAVOR OF

         TRIDENT GROWTH FUND, LP, a Delaware limited partnership located at 700 Gemini, Suite 100, Houston, Texas 77058 acting as possessory agent (where referred to in its capacity as possessory agent, the "Agent") on behalf of itself (the "Pledgee" or "Lender").

                              W I T N E S S E T H:

         WHEREAS, the Lender has agreed to extend a loan to the Borrower in the aggregate amount of up to Two Million Dollars ($2,000,000) (the "Loan"); and

         WHEREAS, the Loan shall be evidenced by that certain 12% Senior Secured Debenture (the "Debenture") and a Securities Purchase Agreement (the "Purchase Agreement") both of approximate even date herewith, executed and delivered by Borrower to the Lender under the terms and conditions of the Transaction Documents (as such term is defined in the Purchase Agreement); and

         WHEREAS, as an inducement to Lender to make the Loan to Borrower, Lender has required that Pledgor enter into and execute this Pledge Agreement hereby assigning, pledging, conveying, hypothecating, transferring, granting and delivering to Pledgee, as collateral security for the obligations of Borrower under the Transaction Documents, a continuing pledge, first lien on and security interest in and to all of the right, title and interest of the Pledgor with respect to all shares, interests, or units (as the case may be) of the capital stock or equity of those entities set forth on Schedule A attached heretothe (hereinafter referred to as the "Pledged Securities") owned by the Pledgors; and

         WHEREAS, all capitalized words and terms not defined herein shall have the respective meanings and be construed herein as provided in the Purchase Agreement and the Transaction Documents; and

         NOW, THEREFORE, for and in consideration of the Loan made to Borrower, and with knowledge that Lender would not make the Loan but for the promises of the Pledgor hereunder, Pledgor binding itself and its respective successors and assigns, heirs, legal representatives, administrators and executors, does hereby promise, covenant and agree as follows:

         1. Pledge. Upon the terms hereof, Pledgor hereby assigns, conveys, hypothecates, transfers, pledges, grants and delivers to Pledgee, a continuing pledge, first lien on and security interest in and to (hereinafter referred to as the "Security Interest") all of the right, title and interest of Pledgor in and to all of the following instruments and property (said instruments and property hereinafter referred to as the "Collateral"):

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                  (i) the Pledged Securities, registered in the name of the
Pledgor and in the respective amounts as identified on Schedule A attached hereto;

                  (ii) All certificates, options, rights, securities or other distributions issued as an addition to, in substitution or in exchange for, or on account of, any shares described in subparagraph (i) of this Paragraph 1;

                  (iii) Any stock or other securities acquired by the Pledgor or Pledgor's designee(s) with respect to, incident to or in lieu of any shares described in subparagraph (i) of this Paragraph 1 or with respect to, incident to or in lieu of the Collateral (a) due to any dividend, stock-split, stock dividend or distribution on dissolution, on partial or total liquidation, or for any other reason, (b) in connection with a reduction of capital, capital surplus or paid-in-surplus, (c) in connection with any spin-off, split-off, reclassification, readjustment, merger, consolidation, sale of assets, combination of shares or any other plan of distribution affecting the company which has issued the shares described in subparagraph (i) of this Paragraph 1;

                  (iv) Any subscription or other rights or options issued in connection with any shares described in subparagraph (i) of this Paragraph 1, and, if exercised the Pledgors, all new shares or other securities so acquired by the Pledgor, which shall immediately be assigned and delivered to Pledgee and held under the terms of this Pledge Agreement in the same manner as the shares originally pledged hereunder;

                  (v) Any and all proceeds, monies, income and benefits arising from or by virtue of, and all dividends and distributions (cash or otherwise) payable and/or distributable with respect to, all or any of the shares or other securities and rights and interests described in this Paragraph 1;

                  (vi) Any and all other legal or beneficial interest that Pledgor may now own or hereafter acquire in the equity or derivative equity securities of the entities set forth on Schedule A attached hereto;

                  (vii) All proxies, applications, acceptances, stock powers, chattel paper, documents, instruments or other evidences of payment or writing constituting or relating to any of the Collateral; and

Without limiting the generality of the forgoing, reference is made to Paragraph 7 hereof for certain circumstances under which the Pledgor may use, receive and/or keep parts of the Collateral.

         2. Obligations Secured; Early Termination.

         (i) This Pledge Agreement and the Security Interest granted hereunder secure the following described obligations (hereinafter referred to as the "Obligations"):

                  (a) Payment and Performance. The payment and performance of the liabilities and obligations of the Borrower to the Lender under and pursuant to the provisions of the Transaction Documents including, without limitation, the payment of principal, interest and fees on the Debenture; and, without duplication

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                  (b) Costs and Expenses. All sums advanced or expenses or costs incurred by Lender that are made or incurred pursuant to, or permitted by, the terms of the Purchase Agreement, plus interest thereon at the rate specified in the Purchase Agreement (or if no rate is specified therein, at the maximum lawful rate) from the dates thereof until reimbursed, such costs including, without limitation, all costs incurred by Lender to obtain, preserve and enforce this Pledge Agreement, collect the Obligations, and maintain and preserve the Collateral, including specifically, but without limitation, all taxes, assessments, reasonable attorneys' fees, other legal expenses of sale (it being expressly understood that Lender may at its option, but shall not be obligated to Pledgor or any other person to, make such advances).

         (ii) So long as the Lender does not make an advance under the Debenture, then Lender shall have no rights to, and no security interest in, the Collateral, and shall have no rights arising under this Pledge Agreement or the Purchase Agreement until such time that an advance is made and an Obligation remains outstanding under the Debenture. Nothing in this Section 2(ii) shall in any way modify or otherwise diminish the Borrower's obligations under this Pledge Agreement or any of the other Transaction Documents.

         3. Delivery of Collateral. All certificates, securities or instruments representing or evidencing the Collateral shall be delivered to and held by the Agent on behalf of the Lender pursuant to the terms of this Pledge Agreement, and said delivered Collateral shall be in suitable form for recordation or transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, together with resolutions authorizing such transfers and letters directing the transfer agent, if any, all in form and substance satisfactory to Agent. Agent shall have the right, at any time after the occurrence of an Event of Default in its sole discretion and without notice to Pledgor, to transfer to or to register in the name of Lender or any of Lender's nominees, any or all of the Collateral, subject only to the revocable rights specified in Paragraph 7 hereof and the provisions of Paragraph 9 hereof. In addition, Agent shall have the right at any time to exchange certificates or instruments representing or evidencing the Collateral for certificates or instruments of smaller or larger denominations. If the Collateral is uncertificated, each entity for which Pledged Securities are hereby pledged hereby agrees to make the appropriate recordations in its corporate books and records, and to take all actions as required hereunder and by the Lender or Agent so as to give full effect to the terms of this Agreement.

          4. Representations and Warranties. Pledgor represents and warrants to the Lender that as of the Closing Date: (i) the capital stock of the entities for which Pledged Securities owned by such Pledgor is as so identified on Schedule A attached hereto; (ii) such Pledgor is the legal, record and/or beneficial owner of the respective amounts of Collateral as set forth on such Schedule A attached hereto and no former spouse of each Pledgor or any other person hasany beneficial interest therein, including without limitation, inchoate rights of dower or curtesy, and the Pledged Securities described on
Schedule 1 attached hereto are the only shares of capital stock which are owned (beneficially or otherwise) and/or controlled by such Pledgor in such entities as set forth thereon; (iii) the Collateral is duly authorized and issued, fully paid, and nonassessable, and all documentary, stamp, or other taxes or fees

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owing in connection with the issuance, transfer and/or pledge thereof hereunder have been paid and will be hereafter paid by such Pledgor as same become due and payable; (iv) no dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Collateral; (v) all of the Collateral is owned or controlled by Pledgor free of any pledge, mortgage, hypothecation, lien, charge, encumbrance or security interest in such shares or the proceeds thereof; (vi) there are no restrictions (other than securities law transfer restrictions) upon the transfer, hypothecation or pledge of any of the Collateral or Pledgor has received the written consent, each such consent to be attached hereto, of the issuer of such Pledged Securities agreeing to the pledge made herein; (vii) Pledgor has the full power, capacity and legal right to pledge, transfer and hypothecate the Collateral free of any encumbrances and without obtaining the consent of any other person or entity or Pledgor has received the written consent, each such consent to be attached hereto, of the issuer of such Pledged Securities agreeing to the pledge made herein; (viii) the execution and delivery of this Pledge Agreement, and the performance of its terms, will not violate or constitute a default under the terms of any agreement, indenture or other instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation, applicable to such Pledgor or any of his property; (ix) this Pledge Agreement has been duly executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable in accordance with its terms; and
(x) upon delivery of the Collateral to the Agent, this Pledge Agreement creates a valid first lien upon and perfected security interest in the Collateral, and the proceeds thereof, subject to no prior security interest, lien, charge, encumbrance or agreement purporting to grant any third party a security interest in the property or assets of Pledgor which would include the Collateral.

         5. Covenants. Pledgor further covenants and agrees to do the following, all at Pledgor's own cost and expense:

                  (i) from time to time to promptly execute, assign, endorse and deliver to Agent all Collateral which may now or hereafter come into its possession and all such other assignments, certificates, supplemental writings, and financing statements and do all other acts or things as Agent may reasonably request in order to, or more fully to, evidence and perfect the Security Interest;

                  (ii) to promptly furnish the Agent with any information or writings which the Agent may reasonably request concerning the Collateral;

                  (iii) to allow the Agent to, upon reasonable notice, inspect all records of Pledgor relating to the Collateral or to the Obligations, and to make and take away copies of such records during normal business hours;

                  (iv) to promptly notify the Agent of any material change in any fact or circumstances warranted or represented by such Pledgor in this Pledge Agreement or in any other writing furnished by Pledgor to Agent or Lender in connection with the Collateral or the Obligations;

                  (v) to promptly notify the Agent of any claim, action or proceeding affecting title to the Collateral, or any part thereof, or the Security Interest, and at the request of the Agent, appear in and defend, at Pledgor's own cost and expense, any such action or proceedings; provided if Pledgor fails to so appear in and defend after request of the Agent, then the Agent may in its sole discretion so appear in and defend, for which Pledgor hereby irrevocably grants the Agent a power of attorney to do or undertake any such actions and execute and deliver any such documents as Pledgor may deliver in any such appearance in and defense, such power of attorney being coupled with an interest, and all fees and expenses incurred by the Agent and/or Lender in such appearance in and defense shall be added to the Obligations secured by this Pledge Agreement;

                  (vi) to promptly pay to the Agent the amount of all court costs and reasonable attorneys' fees incurred by Agent hereunder;

                  (vii) to deliver to Agent all of the stock certificates issued to Pledgor as set forth on Schedule A annexed hereto, or if uncertificated, require the proper recordation of such transfer by the Company;

                  (viii) to promptly deliver to Agent all stock certificates of any issuer of the Pledged Securities or their successor which are issued after the date of this Pledge Agreement to Pledgor within ten days from the date of issuance to Pledgor, or if uncertificated, require the proper recordation of such transfer by said issuer;

                  (ix) Pledgor further covenants and agrees that, without the prior express written consent of the Agent, Pledgor shall not sell, assign, transfer, exchange or otherwise dispose of or grant any option with respect to the Collateral, or permit any of the Collateral or any interest therein, or any proceeds thereof, to ever be or become subject to any lien, attachment, execution, sequestration, other legal or equitable process, or any lien or encumbrance of any kind, except for presently existing liens noted above. Pledgor further covenants that he will have title to and right to pledge any other property at any time hereafter pledged to the Lender as Collateral hereunder and will defend the Lender's right thereto and security interest therein. All assignments and endorsements by Pledgor shall be in such form and substance as may be satisfactory to the Agent; and

                  (x) to promptly cancel certificates which were previously pledged as Collateral and in which subsequent certificates have been issued by Pledgor to replace them.

         6. Adjustments and Distributions Concerning Collateral. Should the Collateral, or any part thereof, ever be converted in any manner by the Borrower into another type of property or any money or other proceeds ever be paid or delivered to Pledgor as a result of Pledgor's rights in the Collateral, then in any such event (except as provided in Paragraph 7 hereof, including without limitation Paragraph 7(ii)(a)), all such property, money and other proceeds shall immediately be and become part of the Collateral, and Pledgor covenants to forthwith pay and deliver all money so received to the Agent; and, if the Agent deems it necessary and so requests, to properly endorse or assign any and all such other proceeds to the Agent and to deliver to the Agent any and all such other proceeds which require perfection by possession under the Uniform Commercial Code of the State of Texas (hereinafter referred to as the "UCC"). With respect to any of such property of a kind requiring an additional Purchase Agreement, financing statement or other writing to perfect a security interest therein in favor of Lender, Pledgor will forthwith execute and deliver to the Agent whatever the Agent shall deem necessary or proper for such purposes.

         7.       Voting Rights; Dividends; Etc.

                  (i) So long as no "Event of Default" as defined in Paragraph 8 hereof, shall have occurred and be continuing :

                           (a) Pledgor shall be entitled to exercise any and all
voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement, the Purchase Agreement and the Debenture; provided, however, that Pledgor shall not exercise or refrain from exercising any such right if such action would be inconsistent with or violate any provision of this Pledge Agreement.

                           (b) Pledgor shall be entitled to receive and retain
any and all dividends paid in respect of the Collateral; provided, however, that any and all

                           (1) dividends paid or payable other than in cash in
                  respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral,

                           (2) dividends and other distributions paid or payable
                  in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                           (3) cash paid, payable or otherwise distributed in
                  respect of principal of, or in redemption of, or in exchange for, any Collateral,

shall be, and shall be forthwith delivered to the Agent to hold as, Collateral, and shall, if received by Pledgor, be received in trust for the benefit of the Lender, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Agent as Collateral in the same form as so received (with any necessary endorsement).

                           (c) The Agent shall execute and deliver (or cause to
be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which they are entitled to exercise pursuant to Paragraph 7(i)(a) above, and to receive the dividends or interest payments which it is authorized to receive and retain pursuant to Paragraph 7(i)(b) above.

                  (ii) Upon the occurrence and during the continuance of an Event of Default, as that term is defined in Paragraph 8 below:

                           (a) All rights of the Pledgor to exercise the voting
and other consensual rights which he would otherwise be entitled to exercise pursuant to Paragraph 7(i) and to receive the dividends and interest payments which he would otherwise be authorized to receive and retain pursuant to Paragraph 7(i) shall cease, and all such rights shall thereupon become vested in the Agent who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends and interest payments.

                           (b) All dividends and interest payments which are
received by the Pledgor contrary to the provisions of subparagraph (a) of this Paragraph 7(ii) shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Agent as Collateral in the same form as so received (with any necessary endorsement or instrument of transfer).

         8. Default. Pledgor shall be in default under this Pledge Agreement upon the happening of any of the following events or conditions (hereinafter referred to as an "Event of Default"):

                  (i) The occurrence of a Default or an "Event of Default" as defined in the Debenture or the Purchase Agreement;

                  (ii) The filing of any financing statement with regard to the Collateral, other than relating to or permitted by this Pledge Agreement, or the attachment of any additional lien to any portion of the Collateral, for the benefit of any Person other than the Lender;

                  (iii) A breach by Pledgor of its covenants set forth in this Pledge Agreement; or

                  (iv) If the Purchase Agreement or the Debenture is adjudicated as unenforceable by any court or tribunal of competent jurisdiction.

         9. Registration of Collateral in Name of the Agent. At any time after the occurrence of an Event of Default, the Agent, at its sole option, may have any or all of the Collateral registered in its name or that of its nominee, and Pledgor hereby covenants that, upon the Agent's request, Pledgor will cause the issuer of the Collateral to effect such registration at the Pledgor's expense. Immediately and without further notice, upon the occurrence of an Event of Default, whether or not the Collateral shall have been registered in the name of the Agent, Agent shall have, with respect to the Collateral, the right to exercise all voting rights as to all shares subject to the Security Interest and, as to all of the Collateral, all other corporate rights and all conversion, exchange, subscription or other rights, privileges or options pertaining thereto as if it were the absolute owner thereof, including, but not limited to, the right to exchange any or all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by such issuer of any right, privilege, or option pertaining to any of the Collateral, and, in connection therewith, to deliver any of the Collateral to any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it; but the Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible to Pledgor or any other person for any failure to do so or delay in doing so. Thereafter, at such time as all Events of Default have been cured, then the right to exercise all voting rights with respect to the Collateral shall revert to Pledgor. Upon any sale or other disposition, the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold or disposed of. Each purchaser at any such sale or other disposition (including the Lender) shall hold the Collateral free from any claim or right of whatever kind, including any equity or right of redemption of Pledgor. Pledgor specifically waives all rights of redemption, stay or appraisal, to the extent permitted by law, which it had or may have under any rule of law or statute now existing or hereafter adopted;

provided, however that prior to the time at which the Pledged Securities have been sold or transferred in the process of the liquidation of the Collateral, including, without limitation any circumstance in which the Lender purchases at such liquidation, or at such time, if earlier, as Pledgor expressly consents to the Agent taking complete legal and beneficial ownership of Collateral (the "Transfer Date"), Pledgor shall have the right to redeem the Collateral, which right may be exercised only by indefeasibly paying in immediately available funds the full amount of the Obligations secured by this Pledge Agreement prior to the Transfer Date. Pledgor shall have no right of redemption after the Transfer Date.

         10. Remedies Upon Default. Upon the occurrence of an Event of Default, in addition to any and all other rights and remedies which the Agent may then have hereunder, under the UCC or otherwise, to the extent permitted by law, the Agent may at its option do any one or more of the following, without liability to the Pledgor, except to account for property actually received by it: (i) transfer to or register in its name or the name of its nominees (if the same has not already been done) any of the Collateral with or without indication of the security interest herein created, and whether or not so transferred or registered, receive the income, dividends and other distributions thereon and hold them or apply them to the Obligations in any order of payment; (ii) exercise or cause to be exercised all voting and corporate powers with respect to any of the Collateral so registered or transferred, including all rights to conversion, exchange, subscription or any other rights, privileges or options pertaining to such Collateral, as if the absolute owner thereof; (iii) insure any of the Collateral; (iv) exchange any of the Collateral for other property upon a reorganization, recapitalization or other readjustment and, in connection therewith, deposit any of the Collateral with any committee or depository upon such terms as the Agent may determine; (v) in its name or in the name of the Pledgor demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse the Debenture, checks, drafts, money orders, documents of title or other evidences of payment, shipment or storage in the name of the Pledgor; (vi) make any compromise or settlement deemed advisable with respect to any of the Collateral; (vii) renew, extend, or otherwise change the terms and conditions of any of the Collateral or the Obligations; (viii) take or release any other collateral as security for any of the Collateral or the Obligations; (ix) add or release any guarantor, endorser, surety or other party to any of the Collateral or the Obligations; (x) reduce its claim to judgment or foreclose or otherwise enforce the Security Interest, in whole or in part, by any available judicial procedure; (xi) without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other person (all of which are, to the extent permitted by law, hereby expressly waived), forthwith collect, receive, appropriate and realize upon the Collateral or any part thereof, and may forthwith, or agree to, sell, assign, give option or options to purchase, contract to sell or otherwise dispose of or deliver the Collateral or any part thereof or interest therein, in a commercially reasonable manner, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at the Agent's principal administrative office or elsewhere, at such prices and on such terms (including, without limitation, a requirement that any purchaser of all or any part of the Collateral purchase the shares constituting the Collateral for investment without any intention to make any distribution thereof and subject to other restrictions as may be appropriate or necessary under applicable law) as it may deem best, for cash or on credit, or for future delivery without assumption of any credit risk, with the right of the Agent or any purchaser to purchase upon any such sale the whole or any part of the Collateral free from any right or equity or redemption in the Pledgor, which apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and the Pledgor hereby consents to any such appointment; (xii) at its discretion, retain the Collateral in satisfaction of the Obligations whenever the circumstances are such that the Agent is entitled to do so under the UCC or otherwise; and (xiii) exercise any and all other rights it may have hereunder or under the UCC or otherwise. Pledgor hereby grants to the Agent an irrevocable proxy for the Collateral pursuant to which proxy the Agent shall be entitled to vote or consent in its discretion upon the occurrence of an Event of Default and in such event the Pledgor agrees to deliver to the Agent such further evidence of the grant of such proxy as the Agent may request.

                  The net proceeds of any collection, recovery, receipt, appropriation, realization, sale or disposition of the Collateral or other action by the Agent after deducting all costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral, including, without limitation, reasonable attorneys' fees and legal expenses shall be applied to the payment in whole or in part of the outstanding obligations due and owing under the Purchase Agreement and the Debenture.

                  Agent shall be under no duty to the Pledgor or any other person to exercise or to withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Agent in this Pledge Agreement, and shall not be responsible to the Pledgor or any other person for any failure to do so or delay in so doing.

         11.      Securities Laws; Consents; Etc.

                  (i) Pledgor covenants and agrees that, because of the Securities Act of 1933, as amended (hereinafter referred to as "Securities Act"), or any other law or regulation, and for other reasons, there may be legal and/or practical restrictions or limitations affecting the Agent in any attempt to dispose of all or certain portions of the Collateral and for enforcement of its rights, for these reasons, the Agent is hereby authorized by Pledgor, but not obligated, in the event of the occurrence of an Event of Default, to sell all or any part of the Collateral at private sale, subject to investment letter, or in any other manner which will not require the Collateral, or any part thereof, to be registered in accordance with the Securities Act, or the rules and regulations promulgated thereunder, or any other laws or regulations, or which will permit the Collateral to be sold in a manner which will not violate any applicable laws or regulations, at the best price reasonably obtainable by the Agent at such private sale or other disposition in the manner mentioned above. Pledgor understands that the Agent may, in its discretion, approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral, or any part or parts thereof, than that which would otherwise be obtainable if same were either offered to a large number of potential purchasers, or registered and sold in the open market. The Agent agrees that such private sales shall be made in a commercially reasonable manner and that the Agent has no obligation to delay sale of any Collateral to permit the issuer thereof to register it for public sale under any applicable federal or state securities law. If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of all or any part of the Collateral, Pledgor will execute all such applications and other instruments as may be reasonably required in connection with securing any such consent, approval or authorization, and will otherwise cooperate to secure the same.

                  (ii) In the event that the Agent should determine that a sale of the Collateral by private sale, as described in subparagraph (i) of this Paragraph 11, is not in the Agent's best interest, then Pledgor shall upon the written request of the Agent, at the Pledgor's own cost and expense:

                           (a) execute and deliver, and cause the issuer of the
Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done by them all such other acts and things as may be necessary to remove any restrictive legend or other restrictive provision typed or printed on the Collateral as a result of Rule 144 as promulgated under the Securities Act or any other applicable federal or state securities law or regulation, provided that the Agent has delivered to the Pledgor and the issuer of the Collateral an opinion of counsel, reasonably acceptable to counsel to the Agent, opining that said restrictive legend may be removed without causing the sale of the Collateral to result in a violation of said Rule 144 or any other federal or state securities law or regulation; and

                           (b) execute and deliver, and cause the issuer of the
Collateral to execute and deliver, to a purchaser of the Collateral a document or documents containing such representations, warranties, covenants and indemnities as may be reasonably required by such purchaser in order to maximize the net proceeds from any sale of the Collateral; provided, however, that Pledgor's (but not any issuer's) representations, warranties, covenants and indemnities shall be limited to matters pertaining to the quality of title to the Collateral and Pledgor's power and authority to bind themselves to any instruments of conveyance of the Collateral to which he may be a party. Pledgor further agrees that a breach of any of the covenants contained in this Paragraph 11 will cause irreparable injury to the Lender, that the Lender has no adequate remedy at law in respect of such breach and, as a consequence, Pledgor agrees that each and every covenant contained in this Paragraph 11 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under this Pledge Agreement.

         12. Notification of Sale. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to the Pledgor and to any other person entitled under the UCC to notice. For the purposes of this Paragraph 12 "reasonable notice" shall mean notice given pursuant to Paragraph 14 hereof not less than fifteen
(15) calendar days prior to the taking of the action to which the notice relates.

         13. Satisfaction of Obligations. Upon the indefeasible satisfaction in full of all Obligations and the satisfaction of all additional costs and expenses of Agent as provided herein, this Pledge Agreement shall terminate, and the Agent shall deliver to the Pledgor, at each Pledgor's expense, such of the Collateral in Agent's possession as shall not have been sold or otherwise applied pursuant to this Pledge Agreement.

         14. Notices. Unless otherwise indicated differently, all notices, payments, requests, reports, information or demands which any party hereto may desire or may be required to give to any other party hereunder, shall be in writing and shall be personally delivered or sent by telex

(answer back received), telecopy, or first-class certified or registered United States mail, postage prepaid, return receipt requested, and sent to the party at its address appearing below or such other address as any party shall hereafter inform the other party hereto by written notice given as aforesaid:


If to Pledgors,
c/o:                                        Maverick Oil and Gas, Inc.
                                            888 East Las Olas Blvd., Suite 400
                                            Fort Lauderdale, FL 33301
                                            Phone:  (____) ____-______
                                            Fax:  (____) ______-_______
                                            Attn: Chief Executive Officer


If to Lender/Pledgee/Agent:                 Trident Growth Fund, LP
                                            700 Gemini, Suite 100
                                            Houston, Texas 77058
                                            Phone: (281) 488-8484
                                            Fax: (281) 488-5353
                                            Attention:      Mr. Larry St. Martin


All notices, payments, requests, reports, information or demands so given shall be deemed effective upon receipt or, if mailed, upon receipt or the expiration of the third day following the date of mailing, whichever occurs first, except that any notice of change in address shall be effective only upon receipt by the party to whom said notice is addressed. A failure to send the requisite copies does not invalidate an otherwise properly sent notice to the Pledgor and/or the Lender/Pledgee/Agent.

         15. Agent Appointed Attorney-in-Fact. Pledgor hereby appoints the Agent as its attorney-in-fact, with full authority in the place and stead of Pledgor in the name of Pledgor, or otherwise from time to time in the Agent's discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor and/or broker representing any dividend, interest payment or other distribution in respect of Collateral or any part thereof and to give full discharge for the same.

         16. Reasonable Care. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Agent accords its own property, it being understood that Agent shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

         17. Financing Statement. Agent or its nominee shall have the right at any time to execute and file this Pledge Agreement as a financing statement, but the failure to do so shall not impair the validity or enforceability of this Pledge Agreement.

         18. Further Assurances. Pledgor agrees that at any time and from time to time upon the written request of Agent, Pledgor will execute and deliver such further documents and do such further acts and things as Agent may reasonably request in order to effect the purposes of this Pledge Agreement.

         19. Successors and Assigns. This Pledge Agreement shall be binding upon and inure to the benefit of the Pledgor, the Lender and Agent and their respective successors and, assigns, heirs, legal representatives, administrators and executors; provided, that the Pledgor may not, without the prior express written consent of Lender, assign any rights, powers, duties or obligations hereunder. For purposes of this provision, a change in control of any party shall not be deemed to be an assignment.

         20. Cumulative Remedies; No Waiver. The rights and remedies provided herein, in the Debenture, the Purchase Agreement, the other Transaction Documents and in all other agreements, instruments and documents pertaining hereto or thereto, are cumulative and are in addition to and not exclusive of any rights or remedies provided by law, including, but without limitation, the rights and remedies of a secured party under the UCC. Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by Agent, and then only to the extent therein set forth. A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of Agent, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         21. Amendments, Modification and Waivers with Respect to Obligations. Pledgor hereby consents that, without the necessity of any reservation of rights against Pledgor, and without notice to or further assent by Pledgor, any demand for payment of any of the Obligations made by Agent may be rescinded by Agent and any of the Obligations continued, and the Obligations, or the liability of Pledgor or any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by Agent and the Transaction Documents may be amended, modified, supplemented or terminated, in whole or in part, as Agent may deem advisable from time to time, and any collateral security at any time held by Agent for the payment of the Obligations may be sold, exchanged, waived, surrendered or released, all without the necessity of any reservation of rights against Pledgor and without notice to or further assent by Pledgor, which will remain bound hereunder notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. Agent shall have no obligation to protect, secure, perfect or insure any other collateral security document or property subject thereto at any time held as security for the Obligations. Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Agent upon this Pledge Agreement, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Pledge Agreement, and all dealings between Pledgor and Agent shall likewise be conclusively premised to have been had or consummated in reliance upon this Pledge Agreement. Pledgor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Pledgor with respect to the Obligations.

         22. Obligations Absolute. The obligations of the Pledgor under this Pledge Agreement shall be absolute and unconditional, and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by any circumstance or occurrence whatsoever, including without limitation: (i) any renewal, amendment or modification of or addition or supplement to or deletion from the Obligations, or any thereof, or any assignment of assignment of transfer thereof; (ii) any waiver, extension, indulgence or other action or inaction under or in respect of any of the Obligations or this Pledge Agreement; (iii) any furnishing of additional security to the Agent, Lender or assignee's or any acceptance thereof or any release of any security by Agent or assignees; (iv) any limitation on any parties liability or obligations under any of the Obligations or any invalidity or inability, in whole or in part, of any of the Obligations; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Pledgor, any partnership or any other Person or any action taken with respect to this Pledge Agreement by any trustee or custodian or receiver or by any court in any such proceeding, whether or not Pledgor shall have notice or knowledge of any of the foregoing.

         23. Performance by Agent of Pledgor's Obligations. If Pledgor fails to perform or comply with any of his agreements contained herein, and Agent, as provided for by the terms of this Pledge Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, then the expenses of Lender incurred in connection with such performance or compliance, together with interest thereon at the rate then provided for in respect of the Loan made under the Purchase Agreement, shall constitute Obligations secured hereby.

         24. Further Indemnification. Any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement shall constitute Obligations secured hereby.

         25. Modification in Writing. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by a written instrument signed by both parties.

         26. Course of Dealing. No course of dealing between the Pledgor, the Lender and/or Agent or any other person, nor any failure to exercise, nor any delay in exercising, any right, power or privilege of Agent hereunder or under any of the Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         27. Invalidity of Any Provision. The invalidity of any one or more phrases, sentences, clauses, paragraphs or sections hereof shall not affect the remaining portions of this Pledge Agreement, all of which are being inserted conditionally on their being held legally valid. In the event that any one or more of the phrases, sentences, clauses, paragraphs or sections contained herein should be invalid, or should operate to render this Pledge Agreement invalid, then this Pledge Agreement shall be construed as if such invalid phrase or phrases, sentence or sentences, clause or clauses, paragraph or paragraphs, or section or sections had not been inserted. The invalidity of any one or more phrases, sentences, clauses, paragraphs or sections hereof in any jurisdiction shall not invalidate or render unenforceable such phrase, sentence, clause, paragraph or section in any other jurisdiction.

         28. Governing Law. THIS PLEDGE AGREEMENT IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS, AND THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS PLEDGE AGREEMENT, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

         29. Assignment of Collateral by Agent. Lender may assign all or any part of the Obligations and may assign, transfer, or deliver to any transferee of any of the Obligations, any or all of the Collateral; and thereafter Lender and/or Agent shall be fully discharged from all responsibility with respect to the Collateral so assigned, transferred or delivered. Such transferee shall be vested with all the powers and rights of Lender hereunder with respect to such Collateral.

         30. Counterparts. This Pledge Agreement may be executed by one or more of the parties to this Pledge Agreement in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Pledge Agreement signed by all the parties shall be lodged with Pledgors and Agent.

         31. Will; Estate. This Pledge Agreement shall be binding upon the parties, their heirs, legal representatives, successors, and assigns. The failure of a Pledgor's will to reflect the Agent's interest in the Collateral shall not affect the rights of the Agent or the obligations of any estate, as provided in this Pledge Agreement.


                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, Pledgor and the Borrower has caused this Pledge Agreement to be duly executed and delivered, all as of the day and year first above written.


                  PLEDGOR/BORROWER:

                  MAVERICK OIL AND GAS, INC.



                  By: /s/ V. Ray Harlow
                      ________________________________

                  Printed Name: V. Ray Harlow
                                ______________________

                  Its:  Chief Executive Officer
                      ________________________________


                  TRIDENT GROWTH FUND, LP

                  By: TRIDENT MANAGEMENT, LLC
                  Its:  GENERAL PARTNER


                  By:  /s/ Frank DeLape
                       _______________________________________
                       Frank DeLape, Authorized Member

                                ISSUER'S COVENANT


         The issuer of certain of the Collateral hereby covenants and agrees to comply with the terms and provisions of this Pledge Agreement, mutatis mutandis, and to do whatever is necessary or reasonably desirable to enable the Pledgor to comply with its covenants contained herein, including without limitation those provisions contained in Paragraph 10 of this Pledge Agreement. The undersigned Issuer further acknowledges and agrees that, in the event the Pledged Securities are uncertificated, this Agreement alone and the presentment thereof be all that is necessary and shall suffice to allow Pledgee/Lender to assert and enforce its rights hereunder. The undersigned issuer hereby consents to the pledge made herein, and agrees, that in the event of a default thereunder and Pledgee/Lender's enforcement of its rights thereunder, will take all such actions which are necessary to afford Pledgee full realization of its rights and remedies set forth therein as such relate to the Pledged Securities of the undersigned issuer, including the transfer thereof to Pledgee/Lender.


                                       ____________________________________



                                       By:_________________________________
                                       Name: ______________________________
                                       Title:  ____________________________

                                   SCHEDULE A

                               PLEDGED SECURITIES

                    CAPITAL STOCK OF ISSUERS OWNED BY PLEDGOR

          Issuer                                             Pledgor's Interest

         Maverick Turner Escalara, LLC (Delaware LLC)                  99%




                  Maverick Whitewater, LLC (Delaware LLC)              99%



                  PHT Resendez Partners, LP (Delaware LP)              19.8%



                  RBE, LLC ( Delaware LLC)                             50%



                  Maverick Basin Exploration, LLC (Delaware LLC)       74.25%